UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 3, 2020

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

The Board of Directors of Aprea Therapeutics, Inc. (the “Company”) has determined that, subject to any adjournments or postponements, the Company’s first annual meeting of stockholders (the “2020 Annual Meeting”) is expected to be held on Friday, June 26, 2020, commencing at 9:00 a.m. Eastern Time. A proxy statement with information regarding the business and voting procedures for the 2020 Annual Meeting will be distributed to stockholders prior to the meeting.

Deadline for Rule 14a-8 Stockholder Proposals

Under the Securities and Exchange Commission’s proxy rules, the Company has set the deadline for submission of proposals to be included in the proxy materials for the 2020 Annual Meeting. Accordingly, in order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting, the proposal must be received by the Company’s Secretary at Aprea Therapeutics, Inc., 535 Boylston Street, Boston, MA 02116 on or before April 13, 2020, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

Advance Notice Deadline for Director Nominations and Other Stockholder Proposals

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), for director nominations or stockholder proposals to be brought before the upcoming annual meeting of stockholders, other than Rule 14a-8 proposals described above, written notice must be delivered no later than April 13, 2020 by mailing such proposals to Aprea Therapeutics, Inc., 535 Boylston Street, Boston, MA 02116, Attn: Corporate Secretary. Such notices must also comply with the requirements of the Bylaws and other applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: April 3, 2020	By:	/s/ Christian S. Schade
	Name:	Christian S. Schade
	Title:	President and Chief Executive Officer